EXHIBIT 10.18

BUSINESS CONSULTATION AGREEMENT

This Business Consultant Agreement (the “Agreement”) is made and effective July 1st, 2015,

Between:	Mike Chao (the “Consultant”), an individual with main address located at 11F-3, No. 422, Ku-Fu South Rd, Taipei, Taiwan.

And:	congatec Asia Ltd. (the “Company”), a company duly organized and existing under the laws of ROC with registered office located 14F-2, No. 270, Sec. 4, Zhong Xiao East Rd. 106 Taipei, Taiwan.

WHEREAS, the Company desires that the Consultant provides advice and assistance to the Company in his area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1.                                      Consultation Services

The Consultant shall perform the following services in accordance with the terms and conditions set forth in this Agreement:

a.                                      assist the management board of the Company in the determination of the Company’s strategy and in the development, drafting and achievement of the Company’s business plan;

b.                                      support the management on an interim basis with respect to the day-to-day business of the Company;

c.                                       encourage ongoing strategic planning and business positioning by reference to external market trends and conditions;

d.                                      enhance relationships with all major stakeholders in the business, including shareholders, creditors, employees, customers, suppliers, government, and industry in the APAC region;

e.                                       Ad-hoc business consultation services based upon the Company’s requests.

The Consultant shall perform his duties and responsibilities with due diligence, in a safe and competent manner and in compliance with all applicable statutory provisions as well as the Company’s articles of association and applicable internal rules of procedure (if any).

The Consultant shall provide the full benefit of his knowledge, expertise, technical skill and ingenuity in connection with the provisions of the above mentioned services and devote his time, attention and abilities at such times as may be necessary for the proper performance of these services.

2.                                      Terms of Agreement

(a)                                 This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, this agreement will be extended for one (1) year period.

(b)                                 This Agreement may be terminated by either party, with or without cause, upon thirty (90) days prior written notice to the other; provided that if Consultant terminates this Agreement, Consultant shall, in accordance with the terms and conditions hereof, nevertheless wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

(c)                                  Upon termination of this Agreement for any reason, Consultant shall be entitled to receive such compensation and reimbursement, if any, accrued under the terms of this Agreement, but unpaid, as of the date Consultant ceases work under this Agreement.  In addition, Consultant shall be reimbursed for any non-cancellable obligations, any cancellation penalties, and, unless Consultant terminates the agreement without cause, any expenditures reasonably made in order to perform the Services that were to occur had cancellation not occurred.

3.                                      Compensation and Reimbursement

In consideration of the services to be provided by Consultant to the Company hereunder, the Company shall pay to Consultant as exhibit at (Annex 1.)  [Note: a remuneration and service structure should be provided that enables the consultant to also retain other clients to minimize the risk of a fictitious self employment (in case this exists under Taiwanese laws))  In addition, the Company shall reimburse Consultant for reasonable travel, telecommunication and other expenses Consultant incurs in connection with performing the Services.  To obtain reimbursement, Consultant shall submit to the Company, invoices describing services rendered and expenses incurred under this Agreement.  The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice.  Company will accommodate Consultant’s request to arrange, at Company’s expense, for all of Consultant’s travel and accommodations in connection with such meetings if it occur.  In case expenses exceed an amount of EUR 5000 in the individual case, the consultant shall obtain the prior approval of the Company prior to making such expense.  The same applies to overseas travel and related expenses.

4.                                      Independent Contractor

The Consultant shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company and the Group in any way.  Nothing in this Agreement shall render the Consultant an employee, agent or partner of the Company and the Consultant shall not hold himself out as such.  The Company shall not be liable for any of the acts or omissions of the Consultant.  The Consultant shall not sign any document, enter into any agreement or make any undertaking on behalf of the Company.

5.                                      Confidentiality

To the extent that, in connection with this engagement, the Consultant comes into possession of any financial information, trade secrets or other proprietary or confidential information of the Company, the Consultant will not disclose such information to any third party without the Company’s consent.  The Company hereby consents to the Consultant disclosing such information (a) as may be required by law, regulation, judicial or administrative process, or in accordance with applicable professional standards, or in connection with potential claim or litigation pertaining hereto, or (b) to the extent such information (i) shall have otherwise become publicly available (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by the Consultant in breach hereof, (ii) becomes available to the Consultant on a nonconfidential basis from a source other than the Company which Consultant believes is not prohibited from disclosing such information to the Consultant by obligation to the Company, (iii) is known by the Consultant prior to its receipt from the Company without any obligation of confidentiality with respect thereto, or (iv) is developed by the Consultant independently of any disclosures made by the Company to the Consultant of such information.  In satisfying its obligations under this paragraph, the Consultant shall maintain the Company’s trade secrets and proprietary or confidential information in confidence using at least a reasonable degree of care.

6.                                      Competition

[During the term of this agreement and for a period of 2 years thereafter, the Consultant shall not work for a COM competitor of the Company.]

7.                                      Company Records / Work Products

The Consultant agrees to hold all business records which were placed in his disposal in safe custody and to ensure that they cannot be inspected by third parties.

Upon termination of this Agreement or the Consultant’s release from performing the services under this Agreement, whichever occurs earlier, the Consultant agrees to return to the Company all materials relating to the Group which are in his possession, including all documents, correspondence, records, drafts and the like, electronically-held documents and other data files relating to Group matters, and to delete any Group data on his PC after offering the Company a copy thereof.  This obligation shall not apply to those documents, copies thereof and/or information which the Consultant is required to retain by mandatory law.  Any right of retention regarding the materials set forth in this Section is excluded.  The Consultant shall not be entitled to any compensation or damages for returning Group property or materials prior to termination of this Agreement.  The Consultant shall confirm in writing the full discharge of his duty to return Group property and materials upon termination of this Agreement or his release from performing the services under this Agreement.

The Consultant shall transfer all transferable rights regarding any intellectual property developed during his assignment of any nature whatsoever to the Company and such transfer shall be deemed to have been compensated by the payment of the compensation in accordance with Section 3.

8.                                      Company Responsibilities

The Company shall cooperate with the Consultant in the performance by the Consultant of the Services, including, without limitation, providing the Consultant with reasonable facilities and timely access to data, information and personnel of the Company.  The Company acknowledges and agrees that the Consultant’s performance is dependent upon the timely and effective satisfaction of the Company’s responsibilities hereunder and timely decisions and approvals of the Company in connection with the Services.  The Company shall be solely responsible for, among other things; (a) making all management decisions and performing all management functions; and (b) evaluating the adequacy and results of the Services performed.

9.                                      Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of Taiwan, ROC, without giving effect to any choice of law or conflict of law provisions.  The Parties consent to the non-exclusive jurisdiction and venue in the courts of Taiwan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company	Consultant

/s/ Gerhard Edi	/s/ Chao Ko Chung
Authorised Signature	Authorised Signature

Gerhard Edi, President	Chao Ko Chung
Print Name and Title	Print Name and Title

Annex 1 : to the Business Consultation Agreement between congatec Asia and Mr. Chao Ko-Chung

Agreement on Consultancy Compensation

2015.7.1 - 2015.12.31 @USD4000 per month

2016.1.1 — 2016.12.31 TBD before 2015.12.31